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                                    EXHIBIT 99


                     H E I D R I C K  &  S T R U G G L E S
                           I N T E R N A T I O N A L

NEWS

FOR IMMEDIATE RELEASE        CONTACT:    Eric Sodorff (media)
---------------------                    312-496-1613 or esodo@h-s.com
                                         Barry Hollingsworth (analysts)
                                         312-496-1723 or bhollingsworth@h-s.com

            HEIDRICK & STRUGGLES HOLDS ANNUAL STOCKHOLDERS' MEETING

              Provides Current View of 2001 Second Quarter Revenue

CHICAGO (June 5, 2001)--Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world's premier executive search and leadership consulting firm, today held its annual meeting of stockholders. At the meeting, stockholders elected four directors to the board, each for a three-year term expiring in 2004: David C. Anderson, Thomas J. Friel, Robert Louis-Dreyfus and Dr. John C. Viney. Stockholders also voted to increase the percentage of total shares that can be used for awards under the GlobalShare Plan, the company's equity program.

Anderson has served as President and CEO of Heidrick & Struggles Executive Search, a division of the company, since June 2000. Friel has served as President of Heidrick & Struggles Ventures, a division of the company, since June 2000. Louis-Dreyfus has served as Chairman of Louis Dreyfus Communications since March 2001; previously, he was Chairman and President of adidas-Salomon AG. Viney has served as Chairman-Europe of Heidrick & Struggles International since February 1999. The total number of directors stands at twelve.

During the meeting, Patrick S. Pittard, Chairman, President and Chief Executive Officer of Heidrick & Struggles International (HSI Group), briefly commented on the 2000 year and the company's current view of the 2001 second quarter.

"In contrast to historical trends, where our second quarter revenue typically increased over the first quarter, we have not seen such a trend this year," said Pittard. "The U.S. economy continues to be sluggish and Europe seems to be slowing. If our June revenue does not accelerate from May, second quarter 2001 revenue is likely to be in the $125 to $135 million range."

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Pittard continued, "In spite of today's difficult business environment, however, we know that successful companies manage for the long term. Given our present financial strength and leadership position, we look at an economic downturn as a long-term opportunity to emerge even stronger in a recovery. One of our core abilities is our willingness to capitalize on change. We will use this period of under-performance to continue to invest in people, in technology, and in our future."

About Heidrick & Struggles International, Inc. (HSI Group)

Heidrick & Struggles International, Inc. (HSI Group) is the world's premier provider of executive-level search and leadership consulting services. More than 1,200 Heidrick & Struggles professionals operate from offices in over 75 locations throughout North and South America, Europe, the Middle East, Africa and Asia Pacific. For nearly 50 years, our core business - Heidrick & Struggles Executive Search - has specialized in chief executive, board member and senior-level management assignments for a broad spectrum of clients: multi-national corporations, mid-cap and start-up companies, nonprofit entities, educational institutions, foundations, associations and governmental units. We are expanding our range of complementary services to offer solutions to senior management teams for their human capital needs. LeadersOnline, our Internet-enhanced recruiting business, serves clients who seek the next generation of corporate leaders. We are capitalizing on our access and influence with the highest levels of our client organizations through Heidrick & Struggles Ventures, our unit responsible for other complementary businesses, alliances and investments. For more information about HSI Group, visit our web site at www.heidrick.com.

Safe Harbor Statement

This news release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract and retain qualified executive search consultants; a continuing economic downturn in the United States or a material economic downturn in Europe, or social or political instability in overseas markets; bad debt write-offs far in excess of allowances for doubtful accounts; continued increased acceptance of online recruiting; losses in our venture capital investments; an inability to control expenses; and delays in the development and/or implementation of new technology and systems. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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